Exhibit 10.25

FIRST AMENDMENT TO AMENDED AND RESTATED LEASE

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE (this “Amendment”) is entered into as of November 6, 2023, by and between LOTS 21 & 22 OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and IONIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.          Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement dated as of August 21, 2023 (the “Lease”) for certain premises consisting of approximately 164,757 gross square feet, all located within Lots 21 & 22, Whiptail Loop W in Carlsbad, California 92010 (the “Premises”).

B.          In connection therewith, Landlord and Tenant desire to amend the Lease as set forth below.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. Work Letter.  Schedule 9 to Exhibit B of the Lease titled “LCW by Tenant and TI by Landlord” regarding the Landlord’s Construction Work by Tenant and the Tenant Improvements by Landlord is hereby deleted in its entirety and replaced with the revised Schedule 9 titled “LCW by Tenant and TI by Landlord” attached hereto as Exhibit 1.
2. Miscellaneous.  Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written.  In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control.  All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease.  The Recitals set forth above in this Amendment are hereby incorporated by this reference.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the matters set forth in this Amendment and this Amendment constitutes the parties’ entire agreement with respect to the matters set forth in this Amendment and supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto or with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Amendment.
3. Counterparts.  This Amendment may be executed in any number of original or electronic counterparts which shall be treated as originals for all purposes, and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:

LOTS 21 & 22 OWNER (DE) LLC,
a Delaware limited liability company

By:	/s/ Tycho Suter
Name:	Tycho Suter
Title:	Vice President

By:	/s/ Kristen Binck
Name:	Kristen Binck
Title:	Vice President

TENANT:

IONIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Beth Hougen
Name:	Beth Hougen
Title:	CFO

EXHIBIT 1

Schedule 9 (to Exhibit B)

LCW by Tenant and TI by Landlord

[ATTACHED]